Exhibit 10.10

Summary of Coller Relocation Terms

Term:

•	Initially 3 years, renewable in 1 year increments by mutual agreement

Start Up Costs:

•	Reimburse for physical exams for family members.
•	Reimburse immigration expenses (US PR protection and HK employment visas)
•	One month’s salary (gross) for miscellaneous expenses
•	Reimburse spouse’s and 2 children’s initial travel cost to assignment (economy), including dog
•	Move household goods from PA home to ID home
•	Purchase PA home at appraised value
•	Reimburse HK home realtor fee
•	Reimburse cost of furniture up to US$10,000
•	Reimburse cost of income tax consultation

Ongoing Costs:

•	Reimburse reasonable housing and utilities costs with a target of US$12,500 per month
•	A monthly goods and services differential allowance of US$2,804
•	Reimburse primary/secondary schooling costs for daughter and youngest son up to US$20,000 per year each
•	Reimburse cost of international medical insurance for Coller, spouse and 2 children
•	Reimburse cost of travel for home leave for spouse and 2 children once per year (economy)
•	Reimburse cost of travel for oldest son from US to HK 2 times per year (economy)
•	Reimburse cost or assume lease on car
•	Reimburse cost of annual tax filing preparation
•	Gross up and equalize income taxes on all taxable payments and reimbursements, excluding PA home purchase and one month’s salary for miscellaneous expenses
•	Reimburse emergency leave or evacuation costs

Repatriation Costs:

•	Reimburse spouse’s and 2 children’s travel cost to home (economy), including dog
•	Reimburse cost of income tax consultation